UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                                     FORM S-3
                              REGISTRATION STATEMENT
                                       Under
                            The Securities Act of 1933

                            BUTLER NATIONAL CORPORATION
              (Exact name of registrant as specified in its charter)

                                    Minnesota
        (State or other jurisdiction of incorporation or organization)

                             1546 East Spruce Road
                             Olathe, Kansas  66061
                                (913) 780-9595
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  41-0834293
                     (I.R.S. Employer Identification No.)

                                James P. Pryde
                                Bryan Cave LLP
                          3500 One Kansas City Place
                               1200 Main Street
                         Kansas City, Missouri 64105
                               (816) 374-3200
              (Name, address, incluidng zip code, and telephone
              number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective on dates, at times and on terms not currently determined.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of Securities to be Registered          Common Stock,
                                                            $.01 par value

 Amount to be Registered                                  1,428,165 shares

 Proposed Maximum Aggregate Offering Price Per Share (1)             $3.69

 Proposed Maximum Aggregate Offering Price (1)               $5,269,928.85

 Amount of Registration Fee                                     $12,817.22

  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common Stock on September 27, 1995 on the NASDAQ Small Cap Market of $3.69 per share.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Prospectus

                             1,428,165 Shares

                        BUTLER NATIONAL CORPORATION
                               Common Stock


          The shares of Common Stock, $.01 par value (the "Common Stock"), of Butler National Corporation, a Minnesota corporation (the "Company"), offered hereby (the "Shares") are being sold for the account of and by the persons named under the caption "Selling Shareholders." The Selling Shareholders have advised the Company that these Shares may be sold from time to time in transactions on the NASDAQ Small Cap Market or in negotiated transactions, in each case at prices satisfactory to the Seller. (See "Plan of Distribution.")

          The Company will receive no part of the proceeds from the sale of the Shares. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions, and related fees and expenses, but the Company will bear the cost of preparing the Registration Statement and Prospectus and all filing, legal and accounting fees incurred in connection with registration of the Shares under the federal securities laws.

          The Common Stock is listed on the NASDAQ Small Cap Market
(symbol: BUKS). On September 27, 1995 the average of the high and low prices of the Common Stock on the NASDAQ Small Cap Market was $3.69 per share.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

          No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. Neither the delivery of this Prospectus nor any sale made herein shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.


            The date of this Prospectus is September 29, 1995.

                           AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 7 World Trade
Center, Suite 1300, New York, New York 10048; and 5670 Wilshire Blvd.,
Eleventh Floor, Los Angeles, California 90036-3648. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the NASD, Market Listing Qualifications (NASDAQ Small Cap Market), 1735 K Street, N.W., Third Floor, Washington D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement filed by the Company with respect to the offering made hereby. Copies of such Registration Statement are available from the Commission.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Prospectus:

          (1) Amended Annual Report on Form 10-K/A for the year ended April 30, 1995 (and to the extent not so amended, Annual Report on Form 10-K for the year ended April 30, 1995); and

          (2)  Quarterly Report on Form 1O-Q for the quarter ended July 31,
               1995.


          All reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to be made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents, except that in no event shall any information included in any such document in response to item 402(i), (k) or (1) of Regulation S-K be deemed to constitute a part of this Prospectus.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). All requests for such information should be directed to the Company's executive offices at 1546 East Spruce Road, Olathe, Kansas
66061 (913) 780-9595, Attention:  Stephanie S. Ruskey.

                               RISK FACTORS

          Investment in the Shares is speculative and involves a high degree of risk. It is impossible to foresee and describe all of the risks; business, economic and financial factors; and conflicts of interest that may affect the Company. The fact that certain risks are discussed herein and in other sections hereunder does not mean there are not other material risks of which an investor should be aware. Accordingly, prospective investors are urged to review all of the Company's Exchange Act filings. Prospective investors and their professional advisors should carefully consider, among other things, the following risk factors before subscribing to purchase Shares.

          Need for Additional Financing. As of July 31, 1995, the Company had working capital of $1,526,783, as compared to working capital of $880,363 as of April 30, 1995. The Company may, depending upon its future results of operations and level of activities, including, its anticipated development of its aircraft modification business, require additional capital in both the short and long term. There is no assurance that any additional financing would be available when required or, if available, would be on terms favorable to the Company. Failing to obtain adequate working capital would have a material adverse effect on the Company.

          Regulation by Federal Aviation Administration ("FAA"). The Company's aviation business is subject, in part, to regulatory procedures and administration enacted by and/or administered by the FAA. Accordingly, the Company's business may be adversely affected in the event the Company is unable to comply with such regulations and/or if any new products and/or services to be offered by the Company can or may not be formally approved by such agency. Moreover, the Company's proposed new aviation modification products will depend upon the issuance by the FAA of a supplemental type certificate, failure to obtain such supplemental certificate could have a material adverse effect on the Company.

          Dependence on Key Personnel. The Company is highly dependent upon the Company's management team for all aspects of its business, including the contacts of current management with gaming authorities. Losing the services of one or more of the current management team could have a material adverse effect on the Company's business.

          Absence of Dividends. The Company has not paid any dividends on its capital stock since its incorporation and does not intend to pay any dividends in the foreseeable future.

          Control By Existing Management. The Company's directors and officers own a significant amount of the Company's outstanding shares of common stock and will be able to control the Company's business and affairs, including appointing officers and determining officers' compensation.

          Previous Operating History. The Company suffered substantial losses and a change in management during fiscal 1989. While fiscal 1989 financial statements were not audited, independent audits for fiscal 1990 and subsequent years have been completed, along with a quasi reorganization in which the Company adjusted its accumulated deficit to a zero balance, thereby affording the Company a "fresh start." During the reorganization, the Company devoted substantial effort to resolving past liabilities with its creditors. However, there is no assurance that all past liabilities are known.

          Major Customers. The Company has an agreement with McDonnell Douglas to manufacture and repair airborne switching systems for McDonnell Douglas and its customers. Marketing is accomplished directly between the Company and McDonnell Douglas. Currently, the Company has purchase orders from the commercial division (Douglas Aircraft Company) of McDonnell Douglas for product with scheduled equipment dates into 1996. Should McDonnell Douglas financially reorganize or not accept shipment against currently pending purchase orders, the Company could suffer a significant loss of revenue.

         Indian Gaming - Management Contract Approval. The Company, through its wholly-owned subsidiary, BNSC, has entered into management contracts with the Miami Tribe of Oklahoma and the Modoc Tribe of Oklahoma that are subject to regulatory approval. No assurance can be given that such approvals can be obtained in each instance where required. Generally, the management contracts give BNSC the exclusive right and obligation to develop, operate and maintain gaming facilities for specified classes of gaming for specified periods of time. Furthermore, no assurance can be given as to the profitability of any such contracts. As of July 31, 1995, the Company invested $1,027,500 in land, land improvements and professional design fees related to the development of three Indian gaming facilities in Kansas, the development of which due to the inability of the Indian tribes to enter into a compact with the State of Kansas has been delayed. No assurance can be given that said gaming facilities will ever be permitted to become operational, and consequently, no assurance can be given as to any return on the Company's investment. To date, the Company has not been successful in generating revenues from its gaming management services operations, and no assurance can be given as to the Company's ability to generate revenues in the future, or achieve profitability with respect to such operations.

          General Governmental Regulation of Gaming Operations. The Company's proposed gaming management operations will be subject to extensive gaming laws and regulations, many of which were recently adopted and have not been the subject of definitive interpretations and are still the subject to proposed amendments and regulation. The political and regulatory environment in which the Company is and will be operating, with respect to gaming activities on both non-Indian and Indian Land, is dynamic and rapidly changing. Adoption of and/or changes in gaming laws and regulations could have a materially adverse effect on the Company.

          Listing Maintenance Criteria for NASDAQ System. The National Association of Securities Dealers, Inc., (the "NASD") which administers NASDAQ, requires that, in order for a company's securities to continue to be listed on the NASDAQ Small-Capitalization Market, the Company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share; provided, however, that, if the Company falls below such minimum bid price, it will remain eligible for continued inclusion on NASDAQ if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. The failure to meet these listing maintenance criteria in the future may result in the discontinuance of the inclusion of the Company's Common Stock on the NASDAQ Small-Capitalization Market. In such event, trading, if any, in the Company's Common Stock may then continue to be conducted in the non-NASDAQ over-the-counter market. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

          Disclosure Relating to Low-Priced Stocks. The Commission has also promulgated regulations that define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such regulations impose various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Such broker-dealers must also, prior to the purchase, provide the customer with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market therefor as well as a customer's legal remedies. The broker-dealer must also obtain a signed and dated acknowledgement from its customers demonstrating that the customers have actually received the required risk disclosure document before their first transaction in a penny stock. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's Common Stock and may affect the ability of holders to sell their shares in the secondary market.

          While many NASDAQ-listed securities are covered by the definition of penny stock, transactions in a NASDAQ-listed security are exempt for (i) issuers who have $2,000,000 in net tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a NASDAQ security directly with a NASDAQ market-maker for such securities are subject only to the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

          In the event the Company's Common Stock should fall within the Commission's definition of a "penny stock," the trading market for the Common Stock may be materially and adversely affected. In addition, no assurance can be given that the current regulations and statutes may not be amended or revised, which could negatively impact the Company's Common Stock.

          Possible Issuance of Additional Shares. The Board of Directors has the power to issue shares of Common Stock without shareholder approval. The Board may authorize the issuance of any authorized but unissued shares in a public offering or to acquire businesses or property. In addition, the Company presently has outstanding stock options and warrants, pursuant to which an aggregate of in excess of 2,561,000 shares may be issued. The Company has also entered into a letter of intent to acquire the assets of Woodson Electronics, Inc. for 100,000 shares of common stock and a $34,000 cash payment, the consummation of which no assurance can be given. The issuance of any additional shares, whether upon the exercise of stock options or adoption of additional stock option plans, in connection with a financing or otherwise, may result in a reduction of the book value or market price, if any, of the outstanding Common Stock. Issuance of additional shares of Common Stock, including additional shares issuable as a consequence of any anti-dilution provisions set forth in the instruments, evidencing such derivative securities, would reduce the proportionate ownership and voting power of then-existing shareholders, including investors hereunder.

          Shares Eligible for Future Sale. A significant number of the shares of the Company's outstanding Common Stock is available for sale in the public marketplace. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing prices for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities.

          Redemption of Unsuitable Shareholders. Any person acquiring five percent (5%) or more of the Common Stock of the Company (as evidenced by filing of a Schedule 13D or 13G) must be found suitable by the National Indian Gaming Commission (the "Gaming Commission") and/or the state gaming agencies in Kansas or Oklahoma (individually, an "Agency"), each of which have the authority to require a finding of suitability with respect to any shareholder regardless of the percentage of ownership. If found unsuitable by the Gaming Commission and/or Agency, the shareholder may be subject to divestiture of the Company's securities, and may be required to pay the costs of investigation with respect to a determination of suitability.

          In addition, one officer currently holds options for shares of Common Stock of the Company at a price per share which is lower than the price to be paid by investors pursuant to this Offering. Such officer is subject to a finding of suitability by the Gaming Commission and an Indian Tribe. At the time of any finding of unsuitability on the part of such officer, the fair market value of the shares of Common Stock held by such officer may be significantly greater than the price per share paid by such officer. If the Company must redeem such stock for cash at fair market value, bid price, less a fifteen percent (15%) administrative charge within ten days of a finding of unsuitability by the Gaming Commission or an Indian tribe, the Company may be adversely affected.


                                THE COMPANY

          The Company is a Minnesota corporation formed in 1960 as a ground and airborne avionics research and development company. The Company's current product lines and services include:

     (1) Aircraft Modifications - principally includes the modification of business-size aircraft from passenger to freighter configuration, conversion to air ambulance, addition of aerial photography capability, addition of exterior cargo space and other modifications. The Company provides these services through its subsidiary Avcon Industries, Inc. ("Aircraft Modifications" or "Avcon").

     (2) Avionics - principally includes the manufacture of airborne radio and instrument switching units used in DC-9, DC-10, DC-9/80, MD-80 and the KC-10 aircraft. The Company provides these services through its subsidiary Woodson Avionics, Inc. ("Switching Units", "Avionics" or "WAI").

     (3) Food Distribution Services - principally includes food distribution to the wholesale, food processing and retailing industries. The Company provides these services through its subsidiary R F, Inc. ("Food Distribution" or "RFI").

     (4) Gaming - principally includes the business management services to Indian tribes in connection with the Indian Gaming Act of 1988. The Company provides these services through its subsidiary Butler National Service Corporation ("Management Services", "Gaming" or "BNSC").

     (5) SCADA Systems and Monitoring Services - principally includes the monitoring of water and wastewater remote pumping stations through electronic surveillance for municipalities and the private sector and related repair services. The Company provides these services through its subsidiary Butler National Services, Inc. ("Monitoring Services" or "BNS").

     (6) Temporary Services - provides temporary employee services for corporate clients. The Company provides these services through its subsidiary Butler Temporary Services, Inc. ("Temporary Services" or "BTS").

          The Company's principal executive offices are located at 1546 East Spruce Road, Olathe, KS 66061, Attention: Stephanie S. Ruskey, telephone
(913) 780-9595. Unless otherwise indicated the term "Company" includes Butler National Corporation and its majority-owned subsidiaries.

                              USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                       DESCRIPTION OF CAPITAL STOCK


Authorized and Outstanding Capital Stock

          The Company's Certificate of Incorporation provides for authorized capital of 40,000,000 shares of Common Stock, $.01 par value per share. There are 8,534,700 shares of Common Stock outstanding as of September 29, 1995.

Common Stock

          The holders of Common Stock are entitled to cast one vote for each share held of record on all matters to be voted on by the stockholders, including the election of directors. There is no cumulative voting with respect to the election of directors. Holders of Common Stock have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock. All shares of Common Stock are entitled to participate equally and ratably in dividends, when and as declared by the Board of Directors out of assets legally available therefor, and, upon dissolution of the Company, in all remaining assets which are available for distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

Transfer Agent

          The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota.

                           SELLING SHAREHOLDERS

          The following information has been provided to the Company by the persons listed below as the Selling Shareholders (the "Selling Shareholders"), including the total number of shares owned by each Selling Shareholder, the number of shares eligible to be offered by each Selling Shareholder, and the percentage of outstanding shares owned by each Selling Shareholder after the offering, assuming all shares offered are sold. The Selling Shareholders are offering an aggregate of 1,428,165 Shares.

  Name of      Beneficially Owned    Shares Offered       Shares to Be Owned
  Selling       Prior to Offering         Hereby          After Completion of
Shareholder                                                 This Offering

Lee & Brener LTD           5,000               5,000                0

Pawnee Holding Company    20,000              20,000                0

Var & Co.
c/o Willis Drake           2,500               2,500                0

L. Edward Baker           10,000              10,000                0

Dain Bosworth, custodian
for Shawn Boat IRA         5,000               5,000                0

Robert L. Carr            10,000              10,000                0

Betty Deloughery          13,750              13,750                0

Marvin J. Eisenbath<F1>  670,000             670,000                0

Jaunita Cox Fox           10,000              10,000                0

Shane Gibson               5,000               5,000                0

Tom A. Gilbertson         10,000              10,000                0

James V. Glascock and
Linda D. Glascock         20,000              20,000                0

Gene Grashorn and
Patricia Grashorn         10,000              10,000                0

Tammera Y. Hayes          10,000              10,000                0

John Scott Hiller         10,000              10,000                0

William P. Hogan          20,000              20,000                0

Vernon C. Jensen           5,800               5,800                0

William Bruce Kimberlin   30,000              30,000                0

Robert A. Kruse            5,000               5,000                0

Tower Building Associates 40,000              40,000                0

MAAL, Inc. Profit
Sharing Plan 1/1/90       17,800              17,800                0

Robert Lauritsen          15,000              15,000                0

James B. Lee               5,000               5,000                0

Mina Jo Linver            20,000              20,000                0

D&L Corp., William E.
Logan, Partner<F2>        20,000              20,000                0

Judith R. Logan           50,000              50,000                0


C. Maxwell Logan          25,000              25,000                0

Robert J. Lutz            43,300              43,300                0

James M. Lyle and
Marjorie R. Lyle          10,000              10,000                0

Rick McMillian             6,666               6,666                0

Timothy L. McMillian       5,000               5,000                0

Meyer Bros. Bldg. Co.     60,000              60,000                0

Michael J. O'Keefe        10,000              10,000                0

Hans J. Oberdorfer and
Edward Ziegelman          10,000              10,000                0

Kenneth M. Olson          10,000              10,000                0

Rodney E. Olson           10,000              10,000                0

Myrtle Rapp                1,667               1,667                0

W. Robert Riley and
Jo Stewart Riley          10,000              10,000                0

Mark Rongstad              5,000               5,000                0

Philip Rosenbloom         20,000              20,000                0

Donald A. Sarno           19,800              19,800                0

Ronald G. Sparkman        50,000              50,000                0

Donald Sternke and
Ardis Sternke             10,000              10,000                0

Dennis J. Sundlee          5,000               5,000                0

Jerome S. Wade and
Sabine S. Wade            10,000              10,000                0

Carolyn Webster            1,667               1,667                0

Ray W. Welker             15,000              15,000                0

Gregg D. Woods            10,000              10,000                0

Stephanie R. Wright       10,000              10,000                0

Glenna Y. Wylie            2,000               2,000                0

Reliant Airlines,
c/o Reese C. Zantop       20,000              20,000                0

Sam Zweifel, M.D.          5,000               5,000                0

Campbell Barber Lambeth
& Associates, P.A.         2,215               2,215                0

John M. Provorse           1,000               1,000                0

<F1> Marvin J. Eisenbath is the current president of RFI a wholly owned subsidiary of the Company;
<F2> William E. Logan is a director of the Company; and Judith R. Logan and
     C. Maxwell Logan are William E. Logan's wife and brother, respectively.

     Other than with respect to the persons named in the foregoing sentence, none of the Selling Shareholders has held any position or office or otherwise had a material relationship with the Company within the past three years other than as a result of the ownership of the shares of the Common Stock of the Company.

          Each of the Selling Shareholders received the Shares offered hereby in one of three manners. First, in connection with the stock acquisition of RFI, whereby RFI became a wholly owned subsidiary of the Company. Second, in connection with a private placement of shares of Common Stock of the Company effected in January 1994. Third, as consideration for products or services rendered to the Company or one of its subsidiaries.

                           PLAN OF DISTRIBUTION

          It is anticipated that the Selling Shareholders will offer the Shares in the manner set forth in the front cover page of this Prospectus, from time to time. The costs of such sales are to be born by the Selling Shareholders. The costs of registering the Shares under the Securities Act were paid by the Company.

          The Shares may be sold on the NASDAQ Small Cap Market or in negotiated transactions not on an exchange at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices.

          In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

                               LEGAL MATTERS

          Bryan Cave LLP, Counsel of the Company, has rendered an opinion concerning the validity of the Shares.

                                  EXPERTS

          The consolidated balance sheet of Butler National Corporation and subsidiaries as of April 30, 1995 and 1994, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended April 30, 1995, and the related schedules included in the Annual Report on Form 10-K of the Company for the year ended April 30, 1995 incorporated by reference in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports which have been incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving the said report.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item  14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered, exclusive of those expenses to be borne by the Selling Shareholders.

     SEC registration fee. . . . . . .  $ 1,817
     Accounting fees and expenses* . .    2,500
     Legal fees and expenses*. . . . .   17,500
     Miscellaneous*. . . . . . . . . .    5,183
                                      _________
             Total . . . . . . . . . .  $27,000

     *  Estimated

Item 15.  Indemnification of Directors and Officers

          Under the Company's Restated Articles of Incorporation, Amended Bylaws and/or Minnesota Corporation Act, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933), to which they are made a party by reason of the fact that he or she is or was a director or officer of the Company. The Company does carry any directors and officers insurance.

Item 16.  Exhibits

Exhibit No. Description                                             Page No.

3.1         Articles of Incorporation, as amended, are                 *
            incorporated by reference from Exhibit 3.1 of the Company's Form 10-K for the year ended April 30, 1988

3.2         Bylaws, as amended, are incorporated by reference          *
            from Exhibit 3.2 of the Company's Form 10-K for the year ended April 30, 1989

4.1         Certificate of Rights and Preferences of $100 Class A      *
            Preferred Shares of the Company is incorporated by reference from Exhibit 4.1 of the Company's
            Form 10-K/A, Amendment No. 1, for the year ended
            April 30, 1994

5.1         Opinion of Bryan Cave LLP                                  **

10.1        1989 Nonqualified Stock Option Plan is incorporated        *
            by reference from the Company's Form 8-K filed on September 1, 1989

10.2        Nonqualified Stock Option Agreement dated                  *
            September 8, 1989 between the Company and
            Clark D. Stewart is incorporated by reference from the Company's Form 8-K filed on September 1, 1989

10.3        Agreement dated March 10, 1989 between the                 *
            Company and Woodson Electronics, Inc. is incorporated by reference from the Company's
            Form 10-K for the fiscal year ended April 30, 1989

10.4        Agreement of Stockholder to Sell Stock dated               *
            January 1, 1992, is incorporated by reference from the Company's Form 8-K filed on January 15, 1992

10.5        Private Placement of Common Stock pursuant to              *
            Regulation D, dated December 15, 1993, is incorporated by reference from the Company's
            Form 8-K filed on January 24, 1994

10.6        Stock Acquisition Agreement of RFI dated April 21,         *
            1994, is incorporated by reference from the Company's Form 8-K filed on July 21, 1994

10.7        Employment Agreement between the Company and               *
            Brenda Lee Shadwick dated July 6, 1994 is incorporated by reference from Exhibit 10.7 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.8        Employment Agreement between the Company and               *
            Clark D. Stewart dated March 17, 1994 is incorporated by reference from Exhibit 10.8 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.9        Employment Agreement among the Company,                    *
            R.F., Inc. and Marvin J. Eisenbath dated April 22,
            1994 is incorporated by reference from Exhibit 10.9 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.10       Real Estate Contract for Deed and Escrow Agreement         *
            between Wade Farms, Inc. and the Company is incorporated by reference from Exhibit 10.10 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.11       1993 Nonqualified Stock Option Plan is incorporated        *
            by reference from Exhibit 10.11 of the Company's
            Form 10-K/A, as amended, for the year ended
            April 30, 1994

10.12       1993 Nonqualified Stock Option Plan II is                  *
            incorporated by reference from Exhibit 10.12 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.13       Industrial State Bank principal amount of $500,000        *
            revolving credit line, as amended, is incorporated by reference from Exhibit 10.13 of the Company's
            Form 10-K/A, as amended, for the year ended
            April 30, 1994

10.14       Bank IV guaranty for $250,000 dated October 14,           *
            1994 is incorporated by reference from Exhibit 10.14 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.15       Bank IV loan in principal amount of $300,000 dated        *
            December 30, 1993 is incorporated by reference from
            Exhibit 10.15 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.16       Letter of intent to acquire certain assets of Woodson     *
            Electronics, Inc., incorporated by reference to Exhibit
            10.16 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1995

22          List of Subsidiaries is incorporated by reference from    *
            Exhibit 22 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1995

23.1        Consent of Arthur Andersen LLP                            **

23.2        Consent of Bryan Cave LLP (contained in opinion           **
            filed as Exhibit 5 herein)

25.1        Power of Attorney                                         S-1

*     Itemized by reference
**    To be filed by amendment

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

(a)
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Olathe, State of Kansas, on the 29th day of September, 1995.


                                   BUTLER NATIONAL CORPORATION


                                   By:  CLARK D. STEWART
                                        Clark D. Stewart
                                        Chief Executive Officer, President



                             POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby severally constitutes and appoints Clark D. Stewart and
R. Warren Wagoner, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                        Title                      Date

Chief Financial Officer and
Principal Accounting Officer:

STEPHANIE S. RUSKEY              Vice President and         September 29, 1995
Stephanie S. Ruskey              Chief Financial Officer


Directors:

R. WARREN WAGONER                Director                   September 29, 1995
R. Warren Wagoner

CLARK D. STEWART                 Director                   September 29, 1995
Clark D. Stewart

WILLIAM A. GRIFFITH              Director                   September 29, 1995
William A. Griffith

WILLIAM E. LOGAN                 Director                   September 29, 1995
William E. Logan

                               EXHIBIT INDEX

Exhibit No. Description                                              Page No.

3.1         Articles of Incorporation, as amended, are                  *
            incorporated by reference from Exhibit 3.1 of the
            Company's Form 10-K for the year ended April 30,
            1988

3.2         Bylaws, as amended, are incorporated by reference           *
            from Exhibit 3.2 of the Company's Form 10-K for the year ended April 30, 1989

4.1         Certificate of Rights and Preferences of $100 Class A       *
            Preferred Shares of the Company is incorporated by reference from Exhibit 4.1 of the Company's
            Form 10-K/A, Amendment No. 1, for the year ended
            April 30, 1994

5.1         Opinion of Bryan Cave LLP                                   **

10.1        1989 Nonqualified Stock Option Plan is incorporated         *
            by reference from the Company's Form 8-K filed on September 1, 1989

10.2        Nonqualified Stock Option Agreement dated                   *
            September 8, 1989 between the Company and
            Clark D. Stewart is incorporated by reference from the Company's Form 8-K filed on September 1, 1989

10.3        Agreement dated March 10, 1989 between the                  *
            Company and Woodson Electronics, Inc. is incorporated by reference from the Company's
            Form 10-K for the fiscal year ended April 30, 1989

10.4        Agreement of Stockholder to Sell Stock dated                *
            January 1, 1992, is incorporated by reference from the Company's Form 8-K filed on January 15, 1992

10.5        Private Placement of Common Stock pursuant to               *
            Regulation D, dated December 15, 1993, is incorporated by reference from the Company's
            Form 8-K filed on January 24, 1994

10.6        Stock Acquisition Agreement of RFI dated April 21,          *
            1994, is incorporated by reference from the Company's Form 8-K filed on July 21, 1994

10.7        Employment Agreement between the Company and                *
            Brenda Lee Shadwick dated July 6, 1994 is incorporated by reference from Exhibit 10.7 of the Company's Form 10-K/A, Amendment No. 1, for the year ended April 30, 1994

10.8        Employment Agreement between the Company and                *
            Clark D. Stewart dated March 17, 1994 is incorporated by reference from Exhibit 10.8 of the Company's Form 10-K/A, Amendment No. 1, for the year ended April 30, 1994

                                    S-2
PAGE>


10.9        Employment Agreement among the Company,                     *
            R.F., Inc. and Marvin J. Eisenbath dated April 22,
            1994 is incorporated by reference from Exhibit 10.9 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.10       Real Estate Contract for Deed and Escrow Agreement          *
            between Wade Farms, Inc. and the Company is incorporated by reference from Exhibit 10.10 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.11       1993 Nonqualified Stock Option Plan is incorporated         *
            by reference from Exhibit 10.11 of the Company's
            Form 10-K/A, as amended, for the year ended
            April 30, 1994

10.12       1993 Nonqualified Stock Option Plan II is                   *
            incorporated by reference from Exhibit 10.12 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.13       Industrial State Bank principal amount of $500,000          *
            revolving credit line, as amended, is incorporated by reference from Exhibit 10.13 of the Company's
            Form 10-K/A, as amended, for the year ended
            April 30, 1994

10.14       Bank IV guaranty for $250,000 dated October 14,             *
            1994 is incorporated by reference from Exhibit 10.14 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.15       Bank IV loan in principal amount of $300,000 dated          *
            December 30, 1993 is incorporated by reference from
            Exhibit 10.15 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1994

10.16       Letter of intent to acquire certain assets of Woodson       *
            Electronics, Inc., incorporated by reference to Exhibit
            10.16 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1995

22          List of Subsidiaries is incorporated by reference from      *
            Exhibit 22 of the Company's Form 10-K/A, as amended, for the year ended April 30, 1995

23.1        Consent of Arthur Andersen LLP                              **

23.2        Consent of Bryan Cave LLP (contained in opinion             **
            filed from Exhibit 5 herein)

25.1        Power of Attorney                                           S-1

 *   Incorporated by reference
**   To be filed by amendment
                                      S-3